Exhibit 10.1

福建教育电视台产业经营合作合同书
Fujian Education Television Station Channel Management Agreement
福建教育传媒有限公司（以下简称甲方）和福州福育广告有限公司（以下简称乙方）本着互惠互利、资源共享、优势互补、共同发展的原则，经充分协商，就福建教育电视台产业经营合作业务达成以下合同，以资双方共同遵照执行。
This Fujian Education Television Station Channel Management Agreement (the “Agreement”) is entered into on this 1st day of August, 2010 by and between Fujian Education Media Limited Company (“Party A”) and Fuzhou Fuyu Advertising Co., Ltd. (“Party B”).
WITNESSSETH
WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the business management cooperation between Party A and Party B.
NOW, THEREFORE, in consideration of the mutual covenants and agreements as set forth below, it is hereby covenanted and agreed by both parties as follows:

第1条  甲方
Article I Party A

1.1 福建教育传媒有限公司（以下简称甲方）是福建教育电视台独自主办主管，经国家有关部门依法批准成立，专门从事电视节目制作、节目引进、销售及广告经营，具有独立企业法人身份的国有全资电视节目制作公司。
1.1 Party A, Fujian Education Media Limited Company, is a wholly state-owned TV program production enterprise with independent legal person status, duly established and validly existing under the applicable laws and regulations of the People’s Republic of China and independently managed and operated by the Fujian Education Television Station (“FETV”). Party A specializes in TV program production, introduction of TV programs, sales of TV programs and advertising management.

1.2 甲方根据《国家广电总局印发<关于认真做好广播电视制播分离改革的意见>的通知》（广发〔2009〕66号文）文件 (以下简称《意见》规定，依法拥有福建教育电视台授予的福建教育电视台产业经营权，并根据《意见》要求，依法全权负责福建教育电视台开展对外产业经营合作管理活动。
1.2  Pursuant to the “Notice of the State Administration of Radio Film and Television on ‘Opinion on Careful Implementation of the Reform of Separating Production and Broadcasting of Radio and Television’” (SARFT Notice [2009] No. 66) (hereinafter referred to as “Opinion”), Party A owns the management rights of FETV channel, duly granted by the FETV. In addition, Party A shall be fully responsible for managing all external project management cooperation activities of FETV channel.

第2条  乙方
Article II Party B

2.1福州福育广告有限公司（以下简称乙方）是按国家有关政策管理规定，依法在中华人民共和国境内注册设立的具有独立企业法人身份的公司。
2.1 Party B, Fuzhou Fuyu Advertising Co. is a company duly organized and validly existing within the territory of the People’s Republic of China in accordance with its applicable laws and regulations, and has the independent legal person status.

2.2乙方的资质文件详见附件
2.2 Organizational documents of Party B are attached hereto as Exhibit A.

第3条  合作方式条件：
Article III Special Covenants

3.1甲方将福建教育电视台授予的产业经营权与乙方独家合作经营，（产业经营权内容指按国家行业政策规定，经双方协商共同认定的节目和活动的生产及供应、广告经营和节目、活动、广告相关的产业经营）并按约向乙方收取相应的资源占用费。
3.1     Party A shall grant the management rights authorized by the FETV to Party B exclusively (such project management rights shall include production and supply of programs and activities, advertising management and other programs, activities and advertising-related management rights, in accordance with applicable industry regulations and policies and mutual agreements by the parities) and obtain resource usage fees from Party B pursuant to the Agreement.

3.2 乙方必需依照法律法规以及合同约定，就节目生产制作、影视剧采购、节目及广告编排等开展活动经营，自负盈亏，自行承担经营成本、经营风险及经营期间产生的债权债务责任。
3.2      Party B shall conduct business activities related to program planning and production, film and TA programs purchase, and program and advertisement editing in accordance with applicable laws and regulations and the terms and conditions of the Agreement. During the term of this Agreement, Party B shall assume all loses, operating expenses and risks, and shall be liable for all obligations and liabilities arising from the business activities contemplated hereunder.

3.3双方合作正式启动后，甲方将教育台及甲方有关经营手续、现有设施设备条件等有效资产、资源和业务资料供乙方在开展经营工作中无偿使用。
3.3   During the term of this Agreement, Party A shall grant to Party B free access to its management arrangement of the FETV channel,   equipments and facilities, and business resources and materials.

3.4乙方在购买影视剧、专题类节目和制作各类优秀栏目时，双方共同协商，共同管理，确保节目购买和栏目制作质量，以利于提高收视率和经营效果。在不违反国家有关部门政策规定和办台宗旨的前提下，节目、广告的形式及内容原则上其他台能播出均可播出。节目的编排及设置在符合宣传纪律、保障社会效益的同时，以提高收视率和经济效益为标准。
3.4   Party B shall consult with Party A on purchasing films, TV series and special programs, and producing various premium programs to ensure highly quality, and to benefit audient ratings and management results. With respect to programs and advertising format and content, FETV channel can broadcast any programs broadcast by other channels, provided that there is no violation of any applicable laws and regulations and the operating principles of FETV.

第4条  合作期限条件
Article IV: Term of Agreement

4.1 双方合作期限为3+2年，前三年为一个合作阶段，后二年为一个阶段。第一个合作阶段从2010年8月1日起至2013年7月 31日止。第二个合作阶段从2013年8月1日起至2015年7月 31日止。合作期内，每年8月1日至次年7月31日为一个“合作年度”。
4.1 The term of the Agreement shall be of up to five years (the “Management Period”), with the first three (3) years as phase I (the “Phase I”) and the remaining two (2) years as phase II (the “Phase II”). Phase I commences from August 1, 2010 and expires on July 31, 2013. Phase II commences from August 1, 2013 and expires on July 31, 2015. During the Management Period, each period that commences for August 1 and expires on July 31 of the next years is a Management Year.

4.2 第一个合作阶段结束后，双方对合作期间的综合实效进行全面、科学评估。如双方一致确认合作期间各方均无违约违规行为和现象，则自动进入下一个合作阶段。
4.2 At the end of the Phase I, both parties shall conduct a comprehensive performance review. The Agreement shall automatically move to the Phase II provided that both parties mutually agree that there is no action of violation or breach of contract.

第5条  甲方权责条件
Article V Rights and Obligations of Party A

5.1 甲方拥有教育台授予的频道产业经营所有权、节目三级审查权、播出权、所有节目终审权及相应的管理权，负责节目的政策把关和宣传导向责任，但不得干涉乙方依法和约定取得的自主经营权。
5.1 Party A has the FETV channel operation ownership right, third-level program review right, broadcasting right, final review right and related management rights which are granted by the FETV, and take charge of policy control and publicity guidance of all programs, provided, however, in no event shall Party A intervene with the self-operating right of Party B pursuant to applicable laws and contemplated hereunder by the Agreement.

5.2 甲方应按时办理教育台许可证的年检和更换。
5.2 Party A shall timely complete the annual inspection and renewal of the FETV channel license.

5.3甲方负责人或授权人代表甲方对双方约定的责权及与乙方的对接和相关协调工作，以保证合作连贯性和平稳运行。
5.3 The person in charge or authorized person of Party A shall represent Party A to exercise all the obligations and rights of Party A hereunder and other related coordinating work to ensure stability and continuity of the cooperation contemplated hereunder.

5.4甲方应确保教育台频道的正常播出，给予乙方运营的相关支持，做好教育台在福建省内各地市的信号传输和节目覆盖。
5.4 Party A shall ensure the regular broadcasting of FETV channel, provide Party B with all necessary and appropriate operating support, and maintain signal transmission and program coverage of FETV channel within Fujian Province.

5.5甲方应配合乙方的经营工作，尽力协调乙方与甲方各部门间的关系，为乙方创造良好的工作环境和条件。
5.5 Party A shall cooperate with Party B in its operation, use its best efforts to coordinate the relationship between Party B and each department of Party A, and create amicable working environment and condition.

5.6甲方同意授权乙方以教育台广告部的名义开展广告业务，并为乙方无偿提供相应办公场地和条件。
5.6 Party A hereby authorizes Party B to conduct advertising activities in the name of FETV Advertising Department and provide Party B with free access to office space and facilities in connection with the advertising activities.

5.7 甲方不得与乙方以外的任何单位或个人签署与本协议合作内容相似（或部分相似，包括但不限于节目提供与经营代理合作）的任何合作协议
5.7  Party A shall not enter into any cooperation agreement with any third party or third parties with content, in whole or in part, similar to this Agreement (including,  but not limited to, cooperation with respect to supply of TV programs and management representation).

5.8甲方不得在该频道中再经营其他任何形式的广告业务和经营性业务（包括但不限于新闻宣传、节目宣传、赞助、独家赞助、联合赞助、协办、联合协办等）。
5.8 Party A shall not conduct any advertising or operating activities of the FETV channel (including, but not limited to, news, program publicizing, sponsorship, sole sponsorship, joint sponsorship, cooperative hosting or joint hosting, etc.).

5.9甲方确保涉及播出环节的特殊广告形式，包括：演播室植入式、角标、屏底字幕、片尾字幕、遮幅、视窗、检修版等提供播出保障。新设备、新技术可以实现的新型广告可播出形式应尽力开发，保障使用。
5.9 Party A shall ensure broadcasting quality of special advertising formats, including: product placement advertising in studio, corner advertising, bottom of screen advertising, post-program advertising, masked advertising, visual window and inspection board, etc. Both parties shall use their best efforts to develop more advertising formats realized by new technologies and equipments.

第6条  乙方权责条件：
6.1乙方拥有合同约定经营事项的经营管理自主权；乙方有权根据经营需要，自定广告价格和打折比例。
6.1 Party B has full discretion for all matters within Party B’s scope of management rights set forth in the Agreement hereunder. Party B has the right to determine advertising prices and discount ratios in consideration of operational conditions.

6.2乙方为教育台频道的独家节目生产和供应商，负责经过双方确认的栏目设置、制作、节目购买等配套业务的运营等；乙方独家代理教育台频道所有广告形式及广告时段，广告时间按照国家广电总局相关规定执行。广告内容由甲方审查、审核并安排播出，具体广告时段分配、编排由乙方负责。
6.2 Party B as the exclusive producer and supplier of TV programs for the FETV shall be in charge of program planning, production, purchase and other related business activities. Party B shall have the exclusive right to operate all advertising formats and airing timing in accordance with application rules and regulations set forth by the State Administration of Radio Film and Television. The content of all advertisements shall be subject to Party A’s review, approval and broadcasting arrangement. All advertising airing times arrangement and planning shall be in charge by Party B.

6.3乙方为教育台频道提供节目、媒体宣传、企业合作等事项，有权与第三方签署有关项目的经济合同，甲方应给予必要配合。
6.3 In producing programs, marketing and promoting, and establishing strategic alliance for the FETV channels, Party B shall have the right to have the right to enter into agreements with third parties, which shall be supported by Party A.

6.4 乙方应自觉遵守法律、法规、行业政策及甲方管理制度，服从甲方广电行政主管部门的行业管理，努力提升教育台屏幕形象，保证节目品质；按甲方要求及时将节目送给甲方，由甲方负责审查和审核，确保教育台正常、安全播出。
6.4  Party B shall abide by all applicable laws, regulations, industry policies and the management policies set forth by Party A; observe the industry management of the radio and television administrative department Party A to improve the brand name of the FETV and ensure program quality. Pursuant to the requirements of Party A, Party B shall timely submit programs to Party A for its review and approval to ensure timely and regular broadcasting of the FETV channel.

6.5乙方保证所提供的节目版权的合法性，保证所提供的节目等不侵犯他人合法权益。乙方提供的节目内容如涉嫌违法、侵权时，甲方依照《民法通则》第一百一十七条第一款，对外仅承担停止播放涉嫌违法、侵权节目的民事责任，不再承担其他所有法律责任，其责任由乙方独立承担。
6.5 Party B represents the copyright legality of the programs supplied. In accordance with Section 1, Article 117 of the “General Principles of the Civil Law of the People’s Republic of China,” if the content of the program provided by Party B is in violation of the PRC laws, Party A only assumes civil liabilities in connection with broadcasting illegal programs. All other legal liabilities shall be solely assumed by Party B.

6.6 乙方从事运营、经营活动以及与第三方设立、变更、终止民事法律关系，在发生纠纷、涉诉、涉裁时应独立承担所有民事法律责任。
6.6 Party B shall assume all civil liabilities of disputes, proceedings and judgments arising from Party B’s operations, management, and establishment, change and termination of civil legal relationships with a third party.

6.7 未经甲方书面同意，乙方不得将在福建教育台播出的自办及外购节目在福建地区其他电视台播出。
6.7 Without the written consent of Party A, Party B shall not broadcast the self produced or purchased TV programs on other TV channels in Fujian Province.

第7条 合作资源占用费
Article VII RESOURCE USAGE FEE

7.1第一个合作年度（即2010年8月1日至2011年7月31日）乙方向甲方支付资源占用费1200万元；后续合作年度中逐年提高20%。
7.1  During Phase I (from August 1, 2010 to July 31, 2011), Party B shall pay Party A resource usage fees in the amount of RMB 12 million (or approximately USD 1.76 million), which shall be increased by 20% per year for each of the subsequent years of the Management Period.

7.2 资源占用费按月支付，乙方应在每月15日（遇节假日顺延至后续第一个工作日）前支付给甲方。
7.2 The resource usage fees shall be paid in equal monthly installments (the “Monthly Fee”) on or before the 15th day of each calendar month, which shall be extended to the next business day if it falls on a holiday or a weekend.

第8条 违约责任
Article VIII Breach of Contract

8.1乙方未能按规定的时间及金额支付资源占用费，逾期三个月内，逾期金额按银行同期贷款利率两倍计付逾期付款违约金；逾期时间超过三个月以上的，视为乙方违约，甲方有权向乙方追究甲方赔偿责任。
8.1 In the occurrence of overdue for three months or less, Party B shall be liable for a late fee equal to the result of (A) the outstanding balance multiplied by (B) (i) the primate interest rate multiplied by 2. An occurrence of overdue for more than three months is deemed as breach of the Agreement, and Party A shall be entitled to seeking damages from Party B.

8.2因甲方原因造成的广告和经营业务错播或漏播，甲方按照错一补一，漏一补二的原则，按照该业务的实际价值给予乙方广告补偿。
8.2 If due to Party A’s fault, commercials and programs within Party B’s scope of management pursuant to this Agreement, is broadcast erroneously or not broadcast, Party A shall indemnify Party B based upon the fair market value of the programs at issue. For each program broadcast erroneously, Party A shall be liable for the actual fair market value of the program; for each program not broadcast, Party B shall be liable for twice of the actual fair market value of such program.

8.3甲方和福建教育台不得与乙方以外的任何单位或个人签署与本协议合作内容相似（或部分相似，包括但不限于节目提供与经营代理合作）的任何合作协议。如甲方违反本条约定给乙方造成损失应承担赔偿责任。
8.3  Party A and FETV shall not enter into any cooperation agreement with any third party or third parties with content, in whole or in part, similar to this Agreement (similarity shall include, but is not limited to, cooperation with respect to supply of TV programs and management representation). Party A shall be liable for all of damages arising from its violation of this section 8.3.

8.4甲方及福建教育台不得在该频道中再经营其他任何形式的广告业务和经营性业务（包括但不限于新闻宣传、节目宣传、赞助、独家赞助、联合赞助、协办、联合协办等）。违反本条约定，即视为甲方违约，甲方应双倍承担该部分广告和经营性业务收入对应金额的违约金，乙方可在向甲方支付款项中直接扣抵。
8.4 Party A and FETV shall not conduct any other types of advertising and management activities on the FETV channel (which includes, but is not limited to, news, program advertising, sponsorship, sole sponsorship, joint sponsorship, cooperative hosting or joint hosting, etc.). Any violation of this section 8.4 is deemed as breach of the Agreement, and Party A shall pay Party B damages equal to twice of the service fees of such advertising or management activities, which amount may be deducted from the resource usage fees.

8.5在本合同履行期内，未经双方协商同意，任何一方都无权以任何理由（除国家法律规定、自然灾害等不可抗力外）单方终止合同，否则视为根本违约。违约方应向守约方支付违约金并赔偿经济损失（包括合同履行后可以获得的利益）。具体标准为：甲方单方终止合同时，应向乙方支付违约时当年资源占用费同等金额的违约金，并按违约时上年度年度实际营业收入乘以本合同未履行的年限（计算时精确到“天”）之积所得金额赔偿乙方经济损失；乙方单方面终止合同时，应向甲方支付违约时当年资源占用费同等金额的违约金，并按本合同未履行年限（计算时精确到“天”）的资源占用费总额赔偿甲方的经济损失。
8.5 During the term of this Agreement, without mutual consent, neither party may unilaterally terminate this Agreement of any reason (except for reasons due to applicable laws and regulations or natural disasters), otherwise, it is deemed as beach of this Agreement. The breaching party shall pay the non-breaching party a penalty fee and economic damages (including lost profits) as follows: if Party A unilaterally terminates this Agreement, Party A shall pay Party B penalty equal to the amount of the resource usage fee of the same year, and pay Party B liquidated damages in the amount equal to the result of (A) operating zone arising from the Agreement in the previous fiscal year multiplied by the number of remaining years of the Agreement (including any portion thereof); if Party B unilaterally terminates this Agreement, it shall pay Party A penalty equal to the resource usage fee of the same year, and liquidated damages equal to the result of resource usage fee of the year of early termination multiplied by the number of remaining years of the Agreement or (including any portion thereof).

8.6任何一方违反合同的其他有关规定，给对方造成损失的，应承担守约方的经济损失赔偿责任。
8.6 Any breaching party shall be liable for the damages of the non-breaching party.

第9条 适用法律与争议解决
Article IX Applicable Laws and Dispute Resolution

本合同的订立、效力、履行、解释与争议的解决均适用中华人民共和国法律、法规和规章。
The execution, effectiveness, enforcement, interpretation and dispute resolution of this Agreement shall be governed by the laws, regulations and rules of the People’s Republic of China.

在履行本合同过程中发生的与本合同有关的争议，应以书面形式通知另一方。双方应尽量通过友好协商解决，并签署解决争议的书面协议。
Any disputes arising from this Agreement shall be notified of the other party in written notice. Both parties shall use its best efforts to resolve all disputes arising from the Agreement through friendly negotiation and record all dispute resolutions in written agreements.

凡因履行本合同所发生的或与本合同有关的一切争议均由合同履行地有管辖权的人民法院管辖。诉讼费、对方律师费、差旅费等费用均由败诉方承担。
All disputes arising from or related to this Agreement shall be brought to the people’s courts with jurisdiction with enforcement of the Agreement. The losing party shall be responsible for the litigation fees, attorney fees, travel expenses of the prevailing party.

若因本合同发生争议而提请诉讼，在诉讼过程中除合同诉讼部分外，合同其余部分各方的权利和义务应继续履行。
Legal proceedings of disputes over certain provision of this Agreement shall not affect the rights and obligations of both parties set forth in other provisions of this Agreement.

第10条  合同生效
Article X Effectiveness

双方合作事宜经双方上级主管部门同意后，合同由双方代表签字盖章生效。
This Agreement shall become effective upon affixing signatures and seals of by the duly authorized representatives of both parties.
本合同之效力不受下列任何情况发生而影响，并继续有效。包括但不限于本合同项下一方或双方变更各自的名称、住所、章程、法定代表人、股东、合并、分立，一方或双方关联方的内部经营业务主体调整等。
The effect of this Agreement shall not be affected by any of the following conditions, which include, but do not limited to, change of name, address, charter, legal representative, and shareholder, merger and acquisition, separation of either or both parties, and adjustment of the principal business of either or both parties.

若发生上述某一（些）情况，本合同对缔约当事人变更后的名称主体、继受者、受让人及其分立或合并后继续存在的机构具有同等约束力。
Upon occurrence of any of the abovementioned, this Agreement shall have the same binding effect on the transferee, assignee or the surviving entity.

本合同没有约定或约定不明的，经协商，可以订立补充协议，但合同的基本原则不变。补充协议和本合同附件经缔约各方签章即可生效，生效后即与本合同具有同等法律效力。
Parties may enter into supplemental agreement regarding issues not provided or not clearly provided in this Agreement through negotiation, provided, however, the basic principles of this Agreement shall remain unchanged. be addressed by supplemental agreements. The supplemental agreement shall have the same binding effect as this Agreement upon the execution by both parties.

本合同一式六份，双方当事人及甲方上级主管部门各执二份，具有同等法律效力。

This Agreement shall have six (6) copies, with each of the two parties to this Agreement and the supervising department of Party A having two (2) copies. All copies shall have the same binding effect.

甲方：福建教育传媒有限公司
Party A: Fujian Education Media Limited Company
代表：
Representative:

乙方：福州福育广告有限公司
Party B: Fuzhou Fuyu Advertisement Co., Ltd.
代表：
Representative:

日期：    年  月  日                                                           地点：福建省福州市
Date: August 1, 2010                                                           Location: Fuzhou Fujian